Exhibit 99.1

May 21, 2021

The Board of Directors of

Summit Networks Inc.

S101-5289 Cambie street,

Vancouver BC Canada V5Z 0J5

Resignation Letter

Ladies and Gentlemen:

I hereby resign from my position as Chief Financial Officer, Director, Secretary, and Treasurer of Summit Networks Inc. (the “Company”). My resignation is not the result of any disagreement that I have with the Company or the Board of Directors regarding the Company’s financial or accounting policies or operations.

Sincerely,

/s/ Chao Long Huang

Chao Long Huang